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                                                                         EX-99.q

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Karl Hartmann, Lloyd Lipsett, Kathleen O'Neill, Eddie Wang, Patricia Leyne and Kelli Meidhof and each of them, with full power to act without the other, as a true and lawful attorney-in-fact and agent, with full and several power of substitution, on behalf of Brinson Relationship Funds (the "Trust") and on behalf of each of the undersigned, to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission ("Commission") any amendment to the registration statement of the Trust, execute and file any request for exemptive relief from state and federal regulations, execute and file any registration statement on Form N-14 with the Commission, and perform any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any individual state, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 21/st/ day of August, 2000.

                                        BRINSON RELATIONSHIP FUNDS

/s/ Frank K. Reilly                     /s/ Thomas J. Digenan
------------------------------          ----------------------------------------
Frank K. Reilly, Chairman               Thomas J. Digenan, President, on behalf
                                        of the Trust and himself, as President
                                        of the Trust


/s/ Walter E. Auch                      /s/ Carolyn M. Burke
------------------------------          ----------------------------------------
Walter E. Auch, Trustee                 Carolyn M. Burke, Principal Accounting
                                        Officer, Secretary and Treasurer

/s/ Edward M. Roob
------------------------------
Edward M. Roob, Trustee


/s/ Andrew J. O'Reilly
------------------------------
Andrew J. O'Reilly, Trustee

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                                ACKNOWLEDGMENT
                                --------------

State of Illinois    )
                         )ss:
County of Cook       )

    On this, the 21/st/ day of August, 2000, before me, a notary public, the undersigned officer, personally appeared the above-named persons, known to me (or satisfactorily proven) to be the persons whose names are subscribed to the foregoing instrument, and that each individual executed the same for the purposes therein contained.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                   Valencia B. Redding
                                   ------------------------------------
                                   Notary Public
                                   In and for the County of Cook
                                   State of Illinois
                                   My commission expires  7-10-04
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